UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2015

REGEN BIOPHARMA, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	45-5192997
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File No. 333-191725

4700 Spring Street, St 304, La Mesa, California 91942

(Address of Principal Executive Offices)

(619) 702 1404

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02, Unregistered Sales of Equity Securities.

On June 8, 2015 Regen Biopharma, Inc. (the “Company”) entered into an agreement with Dr. Santosh Kesari (“Agreement”).

Pursuant to the terms and conditions of the Agreement

(a)	Dr. Kesari shall conduct , for the benefit of the Company, certain experiments intended to demonstrate in vitro efficacy of human indolamine 2,3 deoxygenase small interfering RNA in the human Dendritic Cell in vitro model. These experiments are intended to provide a response to requests for information by the United States Food and Drug Administration (“FDA”) with regard to Investigational New Drug Application (“IND”) #16200 submitted by the Company to the FDA for the Company’s planned Phase I/II clinical trial assessing safety with signals of efficacy of the Company’s dCellVax gene silenced dendritic cell immunotherapy for treating breast cancer.
(b)	Dr. Kesari shall assist the Company in the preparation of an IND to be submitted to the FDA with regard to the marketing of the Company’s proprietary product “DCellVax” as a treatment for gliomas such a assistance to be provided for a period of no less than twelve months from the execution date of the Agreement.

Consideration to Dr. Kesari shall consist of the following:

(a)	Dr. Kesari shall receive that number of common shares of the Company, valued as of the closing price on the OTCBB as of the date of execution of this Agreement, which shall equal $66,000 USD (“Signing Shares”). One half of the Signing Shares to be issued shall be registered under the Securities Act of 1933 on Form S-8.
(b)	Upon completion of the studies required to be performed by Dr. Kesari pursuant to the Agreement and successful demonstration of silencing of indolamine 2,3 deoxygenase in human dendritic cells Dr. Kesari shall be entitled to receive that number of common shares of the company, valued as of the closing price on the OTCBB as of the date that successful demonstration of silencing is presented to the Company by the Dr. Kesari (“Milestone Date”) , which shall equal $66,000 USD (“Milestone Shares”). ”). One half of the Signing Shares to be issued shall be registered under the Securities Act of 1933 on Form S-8.
(c)	Upon the date of submission to the FDA of a response, prepared by the Dr. Kesari, providing evidence of vitro and/or in vivo confirmation of efficacy of the human siRNA sequences proposed for the clinical trial with regard to IND# 16200 for a proposed Phase I/II clinical trial assessing safety with signals of efficacy of the dCellVax gene silenced dendritic cell immunotherapy for treating breast cancer ( “Response Date”) Dr. Kesari shall be entitled to receive that number of common shares of the company, valued as of the closing price on the OTCBB as of the Response Date which shall equal $66,000 USD (“Response Date Shares”). One half of the Response Date Shares to be issued shall be registered under the Securities Act of 1933 on Form S-8.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the text of the Agreement , which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated in this Item 3.02 by reference.

Item 9.01 Exhibits.

Exhibit No.	Description of Exhibit
10.1	AGREEMENT BY AND BETWEEN REGEN BIOPHARMA, INC. AND SANTOSH KESARI

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regen Biopharma, Inc.

Dated: June 10, 2015	By: /s/ David Koos
David Koos
Chief Executive Officer